UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

Sangamo BioSciences, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Richmond, California		94804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (510) 970-6000

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2013, Sangamo BioSciences, Inc. (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement with Lazard Capital Markets LLC, JMP Securities LLC and Piper Jaffray & Co., as the representatives of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale in an underwritten public offering (the “Offering”) by the Company and the purchase by the Underwriters of 6,100,000 shares of our common stock. The shares in the Offering were sold at a public offering price of $10.58 per share, and were purchased by the Underwriters from us at a price of $9.9452 per share. We have also granted the Underwriters an option to purchase up to 915,000 additional shares of our common stock to cover over-allotments, if any.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-179643) and the prospectus dated April 12, 2012 included in such registration statement, as supplemented by a preliminary prospectus supplement dated September 17, 2013 and a final prospectus supplement dated September 18, 2013.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

On September 18, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of September 18, 2013

5.1	Opinion of Morgan, Lewis & Bockius LLP

99.1	Press release, dated as of September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

Date: September 18, 2013	By:	/s/ Edward O. Lanphier II
	Name:	Edward O. Lanphier II
	Title:	President, Chief Executive Officer